UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2021

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2021, Lexaria Bioscience Corp. (“Lexaria”), entered into a Media Buys Agreement as further supplemented by the terms and conditions for payment of media buys via securities (the “Agreement”), with SRAX, Inc. (“SRAX”). Pursuant to the Agreement, SRAX will act on behalf of Lexaria to deliver paid media across multiple platforms and will be authorized to engage third party media companies in the provision of these services (the “Services”). The consideration for the Services is $1,200,000 pursuant to which SRAX has agreed to settle through the receipt of 224,299 Lexaria common shares being issued at a deemed price of $5.35 per share (the “Shares”). The Shares will be issued as restricted securities and will bear the applicable legends required by Canadian and US securities laws.

Item 3.02	Unregistered Sales of Equity Securities

On December 16, 2021, Lexaria issued to SRAX, pursuant to the terms of the Agreement, 224,299 Shares at a deemed price of $5.35 per share for deemed aggregate consideration of $1,200,000. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares will be in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

Item 9.01	Financial Statements and Exhibits

10.1	Media Buy Agreement with SRAX, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: December 16, 2021

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